Exhibit 10.2
THIRD AMENDMENT TO THE
DTE ENERGY COMPANY SUPPLEMENTAL SAVINGS PLAN
(Amended and Restated Effective January 1, 2005)

Recitals

As authorized by resolutions adopted by the DTE Energy Benefit Plan Administration Committee on October 1, 2024, the DTE Energy Company Supplemental Savings Plan (Amended and Restated Effective January 1, 2005) (the “Plan”) is amended as follows, effective as of the January 1, 2025:

1. Section 2.3 of the Plan is added to read as follow:

2.3 Payment Period. “Payment Period” means after January 1 and no later than March 1 of the Plan Year.

2. Section 2.4 of the Plan is added to read as follows:

2.4 Separation from Service. “Separation from Service” means a “separation from service” as defined in 26 C.F.R. §1.409A-1.

3.    Section 3.1(a) of the Plan is replaced with the following:

(a) Only the following individuals shall be eligible to participate in the Plan:

(1) any Executive or

(2) other management or highly compensated Employees as shall be approved by the Chief Executive Officer of an Employer that has adopted the Plan whose Before-Tax Contributions (including Roth Contributions and Catch-Up Contributions, if applicable), Matching Contributions, or Employer Contributions under the Qualified Plan are limited because of the limitation on compensation under Section 401(a)(17) of the Code, the limitation on elective deferrals under Section 402(g) of the Code, the limitation on catch-up contributions under Section 414(v) of the Code (if applicable), the limitation on benefits and contributions under Section 415 of the Code, or any other provision of the Code or other law that the Committee hereafter designates.

4. Section 4.2(a) of the Plan is replaced with the following:

(a)    An amount equal to the difference between (1) and (2) below:

Exhibit 10.2
(1) the amount that the Participant would have contributed to the Qualified Plan as Before-Tax Contributions (including Roth Contributions and Catch-Up Contributions, if applicable) for the pay period if the Before-Tax Contributions (including Roth Contributions and Catch-up Contributions, if applicable) by the Participant under the Qualified Plan were not limited by the application of any restrictions in Section 3.1(a) or any provision of the Qualified Plan relating to the limitations in Section 3.1(a);

(2)    the amount that the Participant actually contributed to the
Qualified Plan as Before-Tax Contributions (including Roth Contributions and Catch-Up Contributions, if applicable) for the pay period.

5.    Section 4.2(b)(1) of the Plan is replaced with the following:

(1) the amount that the Employer of the Participant would have contributed to the Qualified Plan as Matching Contributions on behalf of the Participant for the pay period if the Participant had contributed to the Qualified Plan the amount set forth in Section 4.2(a)(1) during the pay period plus any After-Tax Contributions actually contributed to the Qualified Plan by the Participant during the pay period;

6.    Section 6.1(b) of the Plan is replaced with the following:

(b) Post-2004 Account. On the date that a Participant incurs a Separation from Service other than because of death, the Participant shall be entitled to receive the amount credited to his or her Post-2004 Account in the Plan. All Post-2004 Accounts under this Plan are 100% vested, subject to adjustment for hypothetical earnings and losses.

(1)    If the Participant is not a “specified employee” for purposes of Code section 409A at the time the Participant incurs a Separation from Service for any reason other than death, a lump sum distribution or the first annual installment of the Participant’s Post-2004 Account shall be made:

(A) During the Payment Period following the end of the Plan Year in which the Participant incurs a Separation from Service, if the Participant did not make any election under Section 6.2(b)(2); or

(B) During the Payment Period coincident with or next following the latest date to which distribution was deferred by an election under Section 6.2(b)(2), if the Participant made one or more elections under Section 6.2(b)(2); and

(2) If a Participant is a “specified employee” for purposes of Code section 409A at the time the Participant incurs a Separation from Service for any reason other than death, a lump sum distribution or first annual

Exhibit 10.2
installment of the Participant’s Post-2004 Account will not be made before the latest of:

(A) During the Payment Period following the end of the Plan Year in which the Participant incurs a Separation from Service, if the Participant did not make any election under Section 6.2(b)(2); and

(B) During the Payment Period coincident with or next following the latest date to which distribution was deferred by an election under section 6.2(b)(2), if the Participant made one or more elections under Section 6.2(b)(2); and

(C) the earlier of:

(i) the first day of the calendar month beginning more than 6 months after the date of the Participant’s Separation from Service; and

(ii) the first day of the calendar month beginning after the Participant’s death.

Subsequent annual installments of the Participant’s Post-2004 Benefit shall be made each following Payment Period of the installment period.

A Participant may elect to have the Participant’s Post-2004 Account paid in annual payments over a period of not less than two years and not more than 15 years, or in one lump sum, by making an election within 30 days of the date the Participant is first formally notified of his or her eligibility to participate in the Plan and receive credits under either Section 4.2(a) or Section 4.2(c). If a Participant does not elect a form of payment for the Participant’s Post-2004 Account within 30 days of the Participant’s initial eligibility, the Participant’s entire Post-2004 Account will be paid in one lump sum. Any election by the Participant after December 31, 2008 regarding the form in which the Participant’s Post-2004 Account will be distributed will apply to the Participant’s entire Post-2004 Account and is subject to the restrictions imposed by Section 6.2 on changes to elections of timing or form of distributions.

In addition, if a Participant’s Post-2004 Account is less than or equal to the dollar limit under Code Section 402(g) for the calendar year in which the Participant incurs a Separation from Service, the Participant’s Post-2004 Account shall be paid in one lump sum to the extent permitted by Code Section 409A and the related Treasury Regulations.

Payment of a Participant’s Post-2004 Account due to a Participant’s death is governed by Section 7.3.

Exhibit 10.2
7. Section 6.1(c)(1) of the Plan is replaced with the following:

(1) General Rule. The amount of the annual payments shall be calculated to be paid out over the specified period, based on the entire balance in the Participant’s hypothetical bookkeeping account as of his or her Termination Date (for Pre-2005 Accounts) or Separation from Service date (for Post-2004 Accounts). Earnings and losses based on the hypothetical bookkeeping account investments shall be credited to the Participant’s hypothetical bookkeeping account through December 31 of each Plan Year in which the Participant has a balance in such hypothetical bookkeeping account. The distribution to a Participant shall be paid in cash. Except as provided in Section 6.1(c)(2), the initial distribution shall be determined by dividing the value of the Participant’s account determined as of December 31 of the Plan Year in which the Participant's employment terminated (for Pre-2005 Accounts) or the Participant incurs a Separation from Service (for Post-2004 Accounts), by the number of installment payments to be made. The amount distributed to the Participant thereafter shall be recalculated each year to reflect changes in the hypothetical bookkeeping account balance through December 31 of such subsequent calendar year and the remaining number of installment payments to be made.

8. Section 6.2(b)(2)(A)(i) of the Plan is replaced with the following:

(i) For purposes of this Section 6.2(b)(2)(A), the date the Participant incurs a Separation from Service other than because of death is treated as “the earliest date on which distribution of the Post-2004 Account would begin” if the Participant has not filed a previous election under this Section 6.2(b)(2) to change the form of distribution of the Post-2004 Account; and

Dated: October 8, 2024

/s/Diane M. Antishin
Diane M. Antishin
Vice President, Human Resources Operations
Committee Chairperson